WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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ADVANTUS CAPITAL MANAGEMENT, INC. - NSAR FILING


FORM 10f-3

FUND:  Small Company Growth Portfolio of Advantus Series Fund, Inc.

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  Community Health Systems, Inc.
2.   Date of Purchase:  06/08/00
3.   Date Offering Commenced:  06/08/00
4.   Underwriters from whom Purchased:  Merrill Lynch
5.   "Affiliated Underwriter" managing or participating in syndicate:
     Credit Suisse First Boston Corporation
6.   Aggregate principal amount of purchase:  109,200
7.   Aggregate principal amount of offering:  243,100,000
8.   Purchase price (net of fees and expenses):  13
9.   Initial public offering price:  13
10.  Commission, spread or profit:  $.44/share
11.  Have the following conditions been satisfied?

YES
NO

a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.

          YES

b. The securities were purchased prior to the end of the first full business day of the offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

          YES

c.   The underwriting was a firm commitment underwriting.

          YES

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

           YES

e. 1. If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years

           YES





     2. If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.

           N/A

f. The amount of such securities purchased by all of the investment companies advised by Credit Suisse Asset Management did not exceed 25% of the principal amount of the offering.

           YES

g. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchased were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

           YES


List of Underwriting Syndicate Members
Community Health Systems, Inc.

Merrill Lynch, Pierce, Fenner & Smith Inc.
Banc of America Securities LLC
Chase Securities Inc.
Credit Suisse First Boston Corp
Goldman Sachs & Co.
Morgan Stanley & Co.
Donaldson, Lufkin & Jenrette Securities
First Union Securities Inc.
Salomon Smith Barney Inc.
UBS Warburg LLC
U.S. Bancorp Piper Jaffray Inc.
J.C. Bardford & Co.
HSBC Securities (USA) Inc.
Socotia Capital (USA) Inc.
SunTrust Equitable Securities Corp
Merrill Lynch International
Bank of America International Limited
Chase Manhattan International Limited
Credit Suisse First Boston (Europe) Limited
Goldman Sachs International
Morgan Stanley & Co. International Limited

     Approved:  /s/  Gary Peterson           Date:  06/30/00






ADVANTUS CAPITAL MANAGEMENT, INC. - NSAR FILING


FORM 10f-3

FUND:  Small Company Growth Portfolio of Advantus Series Fund, Inc.

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.   Issuer:  I3 Mobile, Inc.
2.   Date of Purchase:  04/06/00
3.   Date Offering Commenced:  04/06/00
4.   Underwriters from whom Purchased:  Deutsche Bank
5.   "Affiliated Underwriter" managing or participating in syndicate:
     Credit Suisse First Boston Corporation
6.   Aggregate principal amount of purchase:  33,600
7.   Aggregate principal amount of offering:  70,400,000
8.   Purchase price (net of fees and expenses):  16
9.   Initial public offering price:  16
10.  Commission, spread or profit:  $.67/share
11.  Have the following conditions been satisfied?

YES
NO

a. The securities are part of an issue registered under the Securities Act of 1933 which is being offered to the public or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of 1934.

          YES

b. The securities were purchased prior to the end of the first full business day of the offering, the securities were purchased on or before the fourth day preceding the day on which the offering terminated.

          YES

c.   The underwriting was a firm commitment underwriting.

          YES

d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period.

           YES

e. 1. If securities are registered under the Securities Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for not less than three years

           YES



     2. If securities are municipal securities, the issue of securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at least one such rating organization.

           N/A

f. The amount of such securities purchased by all of the investment companies advised by Credit Suisse Asset Management did not exceed 25% of the principal amount of the offering.

           YES

g. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchased were designated as group sales or otherwise allocated to the account of any Affiliated Underwriter.

           YES


List of Underwriting Syndicate Members
I3 Mobile, Inc.

Deutsche Bank Securities Inc.
Chase H & Q
Credit Suisse First Boston Corp
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
CIBC World Markets Corp
Donaldson, Lufkin & Jenrette Securities Corp
Fleetboston Robertson Stephens Inc.
Merrill Lynch, Pierce, Fenner & Smith Inc.
Morgan Stanley & Co. Inc.
Wit Soundview Corp
Dain Rauscher Inc.
Gabelli & Company, Inc.
Gerard Klauer Mattison & Co., LLC
C.L. King & Associates, Inc.
Brad Perry Inc.
U.S. Bancorp Piper Jaffray Inc.
Shields & Company
First Security Van Kasper
Wedbush Morgan Securities Inc.


     Approved:  /s/  Gary Peterson           Date:  04/28/00





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